JUPITERMEDIA CORPORATION REPORTS RESULTS
                   FOR ITS SECOND QUARTER ENDED JUNE 30, 2007

(New York, NY - August 8, 2007) -- Jupitermedia Corporation (Nasdaq: JUPM) today reported results for the quarter ended June 30, 2007.

Highlights for the second quarter of 2007 include:

     o Revenues for the second quarter of 2007 were $34.7 million compared to revenues of $35.0 million for the same period last year. Revenues from Online Images increased from $26.8 million to $27.4 million, while revenues from Online Media decreased from $8.2 million to $7.3 million.

     o Earnings per diluted share from continuing operations were $0.02 and included non-cash stock-based compensation expense of $0.01 per diluted share.

"Despite a challenging period for the stock photo industry, our Jupiterimages division had some bright spots in the second quarter and for the first six months of 2007. Our Rights Managed category experienced over 30% growth for the first six months of this year compared to the same period of 2006. In addition, our JupiterimagesUnlimited high level royalty-free subscription offering grew over 200% for the first six months of 2007 compared to the same period last year. On a sequential quarterly basis, operating income for our Jupiterimages division increased from $8.6 million for the three months ended March 31, 2007 to $9.2 million for the three months ended June 30, 2007. Due to the evolution taking place in the stock photo industry, we are currently focusing our direct sales team to further emphasize our strengths: sales of Rights Managed images and JupiterimagesUnlimited. We have also initiated a rigorous review of our operating expenses that we expect will result in annual expense reductions of $2.0-$3.0 million on a prospective basis starting in the third quarter of 2007. Additionally, we have also identified opportunities to streamline various capital projects and content production that we expect will result in a reduction of over $3.0 million in annual cash expenditures. Combined, this restructuring is expected to improve our annual after-tax cash flows by approximately $4.0 million and possibly more," stated Jupitermedia's Chairman and CEO Alan M. Meckler.

"During the second quarter we continued to make investments to reinvigorate our JupiterOnlineMedia division, including the launch of our new Web Video Summit trade show, which was held in June. In addition, we are very excited about our recently announced acquisition of Mediabistro. Mediabistro, which has developed a loyal following of media and creative professionals, provides our JupiterOnlineMedia division with another diversified and growing revenue stream through its vertical online job board. The Mediabistro job board should benefit from the vast traffic generated from our Online Media and Jupiterimages properties. Furthermore, Mediabistro has a wide variety of original content and blogs which will augment our 150 original content sites, and Mediabistro events mesh nicely with Jupitermedia's growing trade show and Webcast operations," added Meckler.

Jupitermedia Corporation 2nd Quarter 2007 Financial Results Conference Call
Alert

Jupitermedia Corporation invites you to participate in its conference call reviewing 2007 second quarter results on Thursday, August 9, 2007 at 11:00 am EST.

The conference call number is (800) 811-8845 for domestic participants and (913) 981-4905 for international participants; confirmation code "125 4048." Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Thursday, August 23, 2007. Replay call numbers are (888) 203-1112 for domestic participants and (719) 457-0820 for international participants:
confirmation code: "125 4048."


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


Credit Facility

In July 2007, Jupitermedia announced that it had closed a $115 million senior credit facility arranged by KeyBanc Capital Markets. Jupitermedia has initially borrowed $88 million under this credit facility to repay indebtedness under a previous credit facility with JPMorgan Securities and to fund the acquisition of Mediabistro.com Inc. in July 2007.

Acquisitions

In June 2007, Jupitermedia announced that it had acquired the assets of AdsOfTheWorld.com (www.adsoftheworld.com) and CreativeBits.org
(www.creativebits.org). Both Web sites provide user-generated content for the creative and design communities and have a robust following with over 1.0 million unique visitors combined. Terms of the transaction were not disclosed.

In July 2007, Jupitermedia announced that it had acquired all of the shares of Mediabistro.com Inc. (www.mediabistro.com), the career and community site for media and creative professionals, for $20.0 million in cash and a two year earn-out that could result in an additional $3.0 million in cash consideration. Funding for this acquisition was secured through the recently announced closing of a $115 million senior credit facility arranged by KeyBanc Capital Markets.

New Online Images Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary Jupiterimages offerings with the addition of the following:

In May 2007, Jupitermedia announced the launch of AnimationFactory.com's Pro Edition (www.animationfactory.com), a new subscription-based version that offers one of the world's most comprehensive collections of 3D motion designs and Flash(TM) animations and is the largest royalty-free resource for all types of animations ranging from highly compressed 3D animations for Web and mobile to studio quality high definition motion graphics. Subscriptions also include high definition backgrounds, special video elements with alpha channels for compositing in video or Flash(TM), Flash(TM) Web site templates, and a library of sound effects and music loops.

New Online Media Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary content and advertising opportunities with the addition of the following:

In June 2007, Jupitermedia announced the launch of Google Enterprise Search on its internet.com (www.internet.com) and EarthWeb.com (www.earthweb.com) online networks. The Google Enterprise Search Appliance is an integrated hardware and software product designed to give businesses like Jupitermedia's content-rich media networks the productivity-enhancing power of Google search and includes improved relevance, access to more content and enhanced security options.

In June 2007, Jupitermedia held its new Web Video Summit trade show (www.webvideosummit.com) on June 27-28, 2007 at the San Jose Marriott in San Jose, California. The conference serves those who create and distribute video over the Web.

In July 2007, Jupitermedia announced the debut of its Semantic Web Strategies conference and exhibition (http://www.semanticwebstrategies.com), to be held at the San Jose Marriott from September 30 - October 2, 2007. The trade show focuses on how organizations can maximize the value of their data on the next-generation Web.


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

                                                      Jupitermedia Corporation

                                      Unaudited Consolidated Condensed Statements of Operations

                                      For the Three and Six Months Ended June 30, 2006 and 2007
                                              (in thousands, except per share amounts)


                                                                                    Three Months Ended         Six Months Ended
                                                                                         June 30,                  June 30,
                                                                                ------------------------- --------------------------
                                                                                    2006         2007         2006         2007
                                                                                ------------ ------------ ------------ -------------
Revenues........................................................................$    35,026  $    34,669  $    68,967  $    69,440
Cost of revenues (exclusive of items shown separately below)....................     12,712       14,499       24,637       29,301
Advertising, promotion and selling..............................................      7,875        7,266       15,041       14,366
General and administrative......................................................      7,136        6,320       13,367       14,710
Depreciation....................................................................        849        1,163        1,502        2,225
Amortization....................................................................      2,095        3,184        4,366        6,288
                                                                                ------------ ------------ ------------ -------------
Total operating expenses........................................................     30,667       32,432       58,913       66,890
                                                                                ------------ ------------ ------------ -------------
Operating income................................................................      4,359        2,237       10,054        2,550

Income (loss) on investments and other, net.....................................         64          (40)         137          (49)
Interest income.................................................................        164           38          281           78
Interest expense................................................................     (1,393)      (1,431)      (2,712)      (2,904)
                                                                                ------------ ------------ ------------ -------------
Income (loss) before income taxes, minority interests and equity income from
   investments, net.............................................................      3,194          804        7,760         (325)
Provision for income taxes......................................................         88          147        1,803           18
Minority interests..............................................................        (26)         (38)         (35)         (79)
Equity income from investments, net.............................................         59          --            50          --
                                                                                ------------ ------------ ------------ -------------
Income (loss) from continuing operations........................................      3,139          619        5,972         (422)
Income from discontinued operations, net of taxes...............................        --           --            67          --
Gain (loss) on sale of discontinued operations, net of taxes....................       (718)         --         5,573          --
                                                                                ------------ ------------ ------------ -------------
Net income (loss)...............................................................$     2,421  $       619  $    11,612  $      (422)
                                                                                ============ ============ ============ =============
Earnings (loss) per share:
Basic

      Income (loss) from continuing operations..................................$      0.09  $      0.02  $      0.17  $     (0.01)
                                                                                ============ ============ ============ =============
      Net income (loss).........................................................$      0.07  $      0.02  $      0.33  $     (0.01)
                                                                                ============ ============ ============ =============
Diluted
      Income (loss) from continuing operations..................................$      0.09  $      0.02  $      0.16  $     (0.01)
                                                                                ============ ============ ============ =============
      Net income (loss).........................................................$      0.07  $      0.02  $      0.32  $     (0.01)
                                                                                ============ ============ ============ =============
Shares used in computing earnings (loss) per share:
Basic...........................................................................     35,333       35,968       35,223       35,886
                                                                                ============ ============ ============ =============
Diluted.........................................................................     36,307       36,358       36,238       35,886
                                                                                ============ ============ ============ =============


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

Segment Information

The following tables summarize the results of the segments of Jupitermedia for the three and six months ended June 30, 2006 and 2007. Online images consists of the Jupiterimages business that includes: BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, Polka Dot Images, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, JupiterGreetings.com, AnimationFactory.com, RoyaltyFreeMusic.com, StudioCutz.com and Stockxpert.com. Online media includes the internet.com, EarthWeb.com, DevX.com and Graphics.com Networks. Other includes corporate overhead, depreciation and amortization.

                                                                     Three Months Ended           Six Months Ended
                                                                          June 30,                    June 30,
                                                                --------------------------- -----------------------------
                                                                     2006          2007          2006           2007
                                                                ------------- ------------- -------------- --------------
Revenues:
      Online images.............................................$     26,807  $     27,383  $      53,372  $      55,297
      Online media..............................................       8,213         7,286         15,589         14,143
      Other.....................................................           6           --               6            --
                                                                ------------- ------------- -------------- --------------
                                                                      35,026        34,669         68,967         69,440
                                                                ------------- ------------- -------------- --------------
Cost of revenues and operating expenses: (A)
      Online images.............................................      17,747        18,161         33,969         37,453
      Online media..............................................       5,457         5,664         10,636         10,405
      Depreciation and amortization.............................       2,944         4,347          5,868          8,513
      Other (C).................................................       4,519         4,260          8,440         10,519
                                                                ------------- ------------- -------------- --------------
                                                                      30,667        32,432         58,913         66,890
                                                                ------------- ------------- -------------- --------------
Operating income (loss):
      Online images.............................................       9,060         9,222         19,403         17,844
      Online media..............................................       2,756         1,622          4,953          3,738
      Other (B) (C).............................................      (7,457)       (8,607)       (14,302)       (19,032)
                                                                ------------- ------------- -------------- --------------
                                                                $      4,359  $      2,237  $      10,054  $       2,550
                                                                ============= ============= ============== ==============


     (A) Cost of revenues and operating expenses include non-cash, stock-based compensation expense of $906,000 and $1.7 million, respectively, for the three and six months ended June 30, 2006, and $861,000 and $1.7 million, respectively, for the three and six months ended June 30, 2007.

     (B)  Includes depreciation and amortization expense.

     (C) The six months ended June 30, 2007 include $1.9 million in legal and other fees associated with discussions with Getty Images, Inc. regarding a potential transaction which were terminated on March 7, 2007.


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


                                               Jupitermedia Corporation

                                   Unaudited Consolidated Condensed Balance Sheets

                                         December 31, 2006 and June 30, 2007
                                  (in thousands, except share and per share amounts)

                                                                                        December 31,     June 30,
                                                                                            2006           2007
                                                                                      --------------- --------------
                                        ASSETS

Current assets:
      Cash and cash equivalents                                                       $        8,891  $      4,803
      Accounts receivable, net of allowances of $2,114 and $2,164, respectively               25,296        26,271
      Prepaid expenses and other                                                               2,601         3,422
      Deferred income taxes                                                                    3,350         3,254
                                                                                      --------------- --------------
            Total current assets                                                              40,138        37,750

Property and equipment, net of accumulated depreciation of $13,996 and $15,828,
   respectively                                                                               11,691        11,861
Intangible assets, net                                                                        77,923        72,728
Goodwill                                                                                     199,010       208,841
Deferred income taxes                                                                          2,147         2,576
Investments and other assets                                                                   1,281         1,117
                                                                                      --------------- --------------
            Total assets                                                              $      332,190  $    334,873
                                                                                      =============== ==============
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                                                $        5,269  $      9,483
      Accrued payroll and related expenses                                                     3,188         2,793
      Accrued expenses and other                                                              14,469        11,301
      Current portion of long-term debt                                                       16,000        16,000
      Deferred revenues                                                                       13,362        14,092
                                                                                      --------------- --------------
            Total current liabilities                                                         52,288        53,669

Long-term debt                                                                                49,899        46,799
Deferred revenues                                                                                181           234
Other long-term liabilities                                                                      --            141
                                                                                      --------------- --------------
            Total liabilities                                                                102,368       100,843
                                                                                      --------------- --------------
Commitments and contingencies (see Note 11)

Stockholders' equity:
      Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued             --            --
      Common stock, $.01 par value, 75,000,000 shares authorized, 35,713,327 and
         35,979,993 shares issued, respectively                                                  357           360
      Additional paid-in capital                                                             261,666       264,650
      Accumulated deficit                                                                    (33,888)      (34,310)
      Treasury stock, 65,000 shares at cost                                                     (106)         (106)
      Accumulated other comprehensive income                                                   1,793         3,436
                                                                                      --------------- --------------
            Total stockholders' equity                                                       229,822       234,030
                                                                                      --------------- --------------
            Total liabilities and stockholders' equity                                $      332,190  $    334,873
                                                                                      =============== ==============


                                                          5

                                              Jupitermedia Corporation

                             Unaudited Consolidated Condensed Statements of Cash Flows

                                      Six Months Ended June 30, 2006 and 2007
                                                   (in thousands)


                                                                                            Six Months Ended
                                                                                                June 30,
                                                                                      ----------------------------
                                                                                           2006          2007
                                                                                      ------------- --------------
Cash flows from operating activities:
      Income (loss) from continuing operations                                        $     5,972   $     (422)
      Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
            Depreciation and amortization                                                   5,868        8,513
            Stock-based compensation                                                        1,668        1,711
            Provision for losses on accounts receivable                                       209           50
            Minority interests                                                                 35           79
            Equity income from investments, net                                               (50)         --
            (Income) loss on investments and other, net                                      (137)          49
            Deferred income taxes                                                          (1,179)        (349)
            Excess tax benefit from stock-based compensation                               (2,698)        (224)
      Changes in operating assets and liabilities (net of businesses acquired):
            Accounts receivable                                                            (3,479)      (1,186)
            Prepaid expenses and other                                                     (1,409)      (1,070)
            Accounts payable and accrued expenses                                          (2,894)         408
            Deferred revenues                                                                 949          764
            Discontinued operations                                                         1,110          --
                                                                                      ------------- --------------
                  Net cash provided by operating activities                                 3,965        8,323
                                                                                      ------------- --------------
Cash flows from investing activities:
      Purchases of property and equipment                                                  (1,296)      (2,353)
      Acquisitions of businesses, images and other                                        (25,684)      (8,419)
      Proceeds from sales of assets and other                                                 363          132
      Proceeds from sale of discontinued operations                                         9,600          --
      Discontinued operations                                                                 --           --
                                                                                      ------------- --------------
                  Net cash used in investing activities                                   (17,017)     (10,640)
                                                                                      ------------- --------------
Cash flows from financing activities:
      Borrowings under credit facilities                                                   19,000        5,900
      Debt issuance costs                                                                     (38)         --
      Repayment of borrowings under credit facilities                                      (8,965)      (9,000)
      Proceeds from exercise of stock options                                               2,195        1,038
      Excess tax benefit from stock-based compensation                                      2,698          224
      Discontinued operations                                                                 --           --
                                                                                      ------------- --------------
                  Net cash provided by (used in) financing activities                      14,890       (1,838)
                                                                                      ------------- --------------
Effects of exchange rates on cash and cash equivalents                                         96           67
                                                                                      ------------- --------------
Net increase (decrease) in cash and cash equivalents                                        1,934       (4,088)
Cash and cash equivalents, beginning of period                                             18,546        8,891
                                                                                      ------------- --------------
Cash and cash equivalents, end of period                                              $    20,480   $    4,803
                                                                                      ============= ==============
Supplemental disclosures of cash flow:
            Cash paid for income taxes                                                $     6,107   $    1,853
                                                                                      ============= ==============
            Cash paid for interest                                                    $     1,594   $    2,575
                                                                                      ============= ==============


                                                         6

Business Outlook

Jupitermedia's financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America, except as noted below. Historical results below have been adjusted to conform to this presentation. The amounts below reflect the preliminary allocation of the purchase prices paid by Jupitermedia in connection with its recent acquisitions and are subject to change pending a final allocation of these amounts. The following forward-looking statements reflect Jupitermedia's expectations as of August 8, 2007. Due to potential changes in general economic conditions and the various other risk factors discussed below and in Jupitermedia's reports filed with the Securities and Exchange Commission from time to time, actual results may differ materially. Jupitermedia intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations

In millions except for earnings per diluted share)              Q3 2007
                                                                -------
                                                                  (A)

Revenues                                                         $35.2-36.2

Cost of revenues, advertising, promotion & selling, and          $27.4-28.4
general & administrative expenses

EBITDA (Earnings before interest, taxes, depreciation and              $7.8
amortization)

Depreciation and amortization                                          $4.5

Interest expense, net (B)                                              $1.7

Provision for income taxes                                             $0.6

Net income                                                             $1.0

Diluted share count                                                    36.4

Earnings per diluted share                                            $0.03


Notes:

(A) This financial guidance does not include estimated non-cash stock-based compensation expense relating to employee stock options in the amount of $0.01 per share for Q3 2007.

(B) Jupitermedia's previous credit facility with JPMorgan Securities was repaid with proceeds from a new credit facility arranged by KeyBanc Capital Markets in July 2007. This financial guidance does not include approximately $400,000 of debt issuance costs related to the JPMorgan Securities credit facility that will be expensed in Q3 2007.


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


About Jupitermedia Corporation
Jupitermedia Corporation (Nasdaq: JUPM, http://www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of images, news and original information, career Web sites and events for information technology, business, media and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, Polka Dot Images, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, JupiterGreetings.com, AnimationFactory.com, RoyaltyFreeMusic.com, StudioCutz.com and Stockxpert.com. The JupiterOnlineMedia division of Jupitermedia consists of five distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Mediabistro.com and Graphics.com for media and creative professionals. These networks include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 20 million users and generate over 400 million page views monthly. JupiterOnlineMedia also includes specialized career Web sites for select professional communities which can be found on Mediabistro.com and JustTechJobs.com. In addition, JupiterOnlineMedia includes JupiterEvents' and Mediabistro's media-related events, which produce offline conferences and trade shows focused on IT and business-specific topics including ISPCON, Web Video Summit, Semantic Web Strategies and Digital Rights Strategies.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia's future revenues, expenses, cash flows and stock price; Jupitermedia's ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia's ability to protect its intellectual property; and Jupitermedia's dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

All current Jupitermedia press releases can be found online at www.jupitermedia.com/corporate/press.html.

For information on Jupitermedia Corporation contact:
Michael DeMilt
VP of Marketing
203-662-2989
press@jupitermedia.com
----------------------


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